Outstanding 2010 results: Non GAAP EPS up 21% to $4.23.
Good earnings growth expected in 2011.

February 10, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY) the global specialty biopharmaceutical company, announces results for the year to December 31, 2010.

Financial Highlights	Full Year 2010(1)
Product sales	$3,128 million	+16%
Total revenues	$3,471 million	+15%

Non GAAP operating income	$1,072 million	+20%
US GAAP operating income	$794 million	+28%

Non GAAP diluted earnings per ADS	$4.23	+21%
US GAAP diluted earnings per ADS	$3.16	+17%

Non GAAP cash generation	$1,353 million	+48%
US GAAP net cash provided by operating activities	$955 million	+52%

(1)	Percentages compare to equivalent 2009 period.

Angus Russell, Chief Executive Officer, commented:

“2010 was an outstanding year for Shire with the business performing exceptionally well on all fronts. Total product sales exceeded expectations and broke through $3 billion for the first time driven by a 34% increase in our Core Product sales. Both our Specialty Pharmaceuticals and Human Genetic Therapies businesses showed excellent growth.

In our ADHD portfolio, INTUNIV sales were $166 million in the first full year on the market and VYVANSE sales grew 26% to $634 million. VPRIV sales were $143 million in its first year, REPLAGAL sales were up 81% to $351 million and sales of ELAPRASE also grew 14% to $404 million.

Cash generation of almost $1.4 billion during the year has enabled us to invest significantly in the business. The acquisition of Movetis brings our Specialty Pharmaceuticals business the European rights to RESOLOR, a new therapy for chronic constipation, and access to its GI pipeline. Our in-licensing of a Phase 2 compound for Duchenne muscular dystrophy from Acceleron adds a further exciting development project to our Human Genetic Therapies pipeline. That partnership and the recently begun in-house studies for the novel intrathecal delivery of our protein therapies for patients with CNS-manifestations of rare genetic diseases have the potential to become new platform technologies for our Human Genetic Therapies business. Among many other advances in our R&D pipeline, we also completed encouraging signal finding studies for potential new indications for VYVANSE.

We’re expanding internationally through launching products in new countries, having established a new hub in Switzerland, expanding our operations in Latin America and building our business in Asia/Pacific. We now have over 4,000 employees in 28 countries and we’re leveraging this infrastructure to grow our business now and in the future.

Shire has had a great year. With a young and balanced portfolio and a strong pipeline, we look forward to continuing this success as we build on the strength of our business model and plan for further good growth in the year ahead. We’re increasingly confident about achieving our aspirational growth targets and continuing to have a positive impact on patients’ lives.”

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

FINANCIAL SUMMARY

Full Year 2010 Unaudited Results

	Full Year 2010			Full Year 2009
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	3,471	-	3,471	3,008	-	3,008
Operating income	794	278	1,072	620	269	889
Diluted earnings per ADS	$3.16	$1.07	$4.23	$2.69	$0.80	$3.49

The Non GAAP financial measures included within this release are explained on page 26, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 21 - 25.

•
Product sales were up 16% to $3,128 million (2009: $2,694 million). Product sales excluding ADDERALL XR® (“Core Products”) grew strongly through 2010 (up 34% to $2,767 million), more than offsetting the decline in ADDERALL XR product sales (down 42% to $361 million) following loss of market exclusivity in April 2009. On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, Core Product sales were up 35%.

•
The growth in Core Products sales was driven by VYVANSE® (up 26% to $634 million), REPLAGAL® (up 81% to $351 million), LIALDA®/MEZAVANT® (up 24% to $293 million), and the recently launched products, INTUNIV® ($166 million) and VPRIV® ($143 million).

•
Total revenues were up 15% (CER: up 16%) to $3,471 million (2009: $3,008 million) due to the growth in product sales and higher royalties (up 12% to $328 million), offset by lower other revenues (down 31% to $15 million).

•
Non GAAP operating income increased by $183 million, or 20%, to $1,072 million (2009: $889 million). Non GAAP operating income increased due to higher revenues and continued operating leverage, allowing us to absorb the effects of increased investment in our targeted research and development (“R&D”) programs and an increase in selling, general and administrative (“SG&A”) activities to support our recent and future growth. On a US GAAP basis, operating income increased by $174 million, or 28%, to $794 million (2009: $620 million).

•
Cash generation, which is a Non GAAP measure, increased by $436 million to $1,353 million (2009: $917 million). Cash generation was higher in 2010 due to higher cash receipts from both product sales and royalties, which more than offset higher sales deduction payments and higher operating costs in 2010. Free cashflow, also a Non GAAP measure, increased by $386 million to $795 million (2009: $409 million) due to higher cash generation and lower capital expenditure, partially offset by higher cash tax payments.

On a US GAAP basis, net cash provided by operating activities increased by $328 million to $955 million (2009: $627 million). For a reconciliation of net cash provided by operating activities to Non GAAP cash generation and free cashflow, see page 25.

•
Net debt at December 31, 2010 was $531 million (December 31, 2009: $615 million), a reduction of $84 million. The strong free cashflow in 2010 has funded significant investment in the business, including the acquisition of Movetis NV (“Movetis”) and Lexington Technology Park (“LTP”).

2

2011 OUTLOOK

We enter 2011 with strong momentum following an outstanding performance in 2010. Good revenue growth will be driven by our young product portfolio and will offset the impact of the sale of DAYTRANA last year and reduced royalties. We anticipate that gross margins in 2011 will be at a similar percentage of product sales as in 2010.

We have identified significant opportunities for future growth both by advancing our pipeline and through the ongoing international expansion of our portfolio. Based on this we expect to generate total product sales growth for 2011 in line with the growth achieved in 2010. As we support this continued growth and also absorb a full year of Movetis’s operating activities, our current plans are for combined Non GAAP R&D and SG&A spending in 2011 to increase by between 10 and 13% compared to 2010.

After investing in the business and absorbing the limited impact of US Healthcare reform, further operational leverage is expected to drive good earnings growth in 2011 and we reiterate our aspirational growth targets.

PRODUCT LAUNCHES AND SIGNIFICANT LABEL CHANGES

Subject to obtaining the requisite regulatory/governmental approvals, product launches and significant label changes planned over the next 12 months include:

PRODUCT LAUNCHES

•	VYVANSE/VENVANSETM for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”) in children in Brazil;

•	EQUASYM® for the treatment of ADHD in certain European countries;

•	RESOLOR® for the symptomatic treatment of chronic constipation in women for whom laxatives fail to provide adequate relief, in certain European countries;

•	VPRIV for the treatment of type 1 Gaucher disease in certain European and Latin American countries; and

•	FIRAZYR® for the symptomatic treatment of acute attacks of hereditary angioedema (“HAE”) in the US and certain European and Latin American countries.

SIGNIFICANT LABEL CHANGES

•	INTUNIV as adjunctive treatment to long acting oral stimulants for the treatment of ADHD in children and adolescents in the US;

•	LIALDA/MEZAVANT for the maintenance of remission of ulcerative colitis in the US; and

•	FIRAZYR for self-administration in patients who are experiencing acute attacks of HAE in the EU.

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FINANCIAL SUMMARY

Fourth Quarter 2010 Unaudited Results

Financial Highlights	Fourth Quarter 2010(1) (2)
Product sales	$851 million	+10%
Total revenues	$931 million	+4%

Non GAAP operating income	$239 million	-24%
US GAAP operating income	$196 million	-27%

Non GAAP diluted earnings per ADS	$1.03	-7%
US GAAP diluted earnings per ADS	$0.88	-6%

Non GAAP cash generation	$394 million	+47%
US GAAP net cash provided by operating activities	$343 million	+45%

(1)	Percentages compare to equivalent 2009 period.
(2)
Results for Q4 2009 included the effect of the change in best estimate of the Medicaid rebate liability for ADDERALL XR, which increased product sales by $98 million in Q4 2009 (of which $74 million related to Q1-Q3 2009, (the “Prior Quarters”)). Excluding the effect of the change in best estimate of the Medicaid rebate liability for ADDERALL XR which related to Prior Quarters, Non GAAP operating income in Q4 2009 would have been $239 million.

•
Fourth quarter product sales were up 10% to $851 million (2009: $777 million). After adjusting Q4 2009 for the effect of the change in best estimate of the Medicaid rebate liability for ADDERALL XR which related to Prior Quarters, product sales for the fourth quarter increased by 21%.

Continued strong growth from Core Products (up 30% to $763 million - notwithstanding the divestment of DAYTRANA® on October 1, 2010) more than offset lower ADDERALL XR product sales (down 54% to $89 million). Core Products sales were up 33% on a CER basis.

•
Core Products continued to generate strong sales growth in the fourth quarter, particularly VYVANSE (up 25% to $181 million), REPLAGAL (up 80% to $109 million), LIALDA/MEZAVANT (up 27% to $84 million), and the recently launched products, INTUNIV (up $38 million to $43 million) and VPRIV (up $57 million to $59 million).

•
Fourth quarter total revenues increased by 4% (CER: up 6%) to $931 million (2009: $893 million) with higher product sales being offset by lower royalty income. ADDERALL XR royalties were significantly lower in Q4 2010 (down 73% to $14 million), as Q4 2009 benefited from royalties on launch shipments of Impax Laboratories Inc’s (“Impax”) authorized generic version of ADDERALL XR.

•
Fourth quarter Non GAAP operating income decreased by $74 million, or 24%, to $239 million (2009: $313 million). After adjusting Q4 2009 for the effect of the change in best estimate of the Medicaid rebate liability for ADDERALL XR which related to Prior Quarters, Non GAAP operating income remained constant in 2010, as the increase in gross profit was offset by higher Non GAAP R&D and SG&A. This was primarily due to the inclusion of Movetis’s operating costs for the first time and targeted increases to investment in R&D programs and SG&A activities to support future growth. On a US GAAP basis, operating income decreased by $72 million, or 27%, to $196 million (2009: $268 million).

•
Cash generation, which is a Non GAAP measure, increased by $125 million in the fourth quarter to $394 million (2009: $269 million), with higher cash receipts from product sales more than offsetting higher sales deduction payments and higher operating costs. Free cashflow, which is also a Non GAAP measure, increased by $126 million to $278 million (2009: $152 million) due to higher cash generation and lower capital expenditure offset by higher cash tax payments.

On a US GAAP basis, net cash provided by operating activities increased by $106 million to $343 million (2009: $237 million). For a reconciliation of net cash provided by operating activities to Non GAAP cash generation and free cashflow, see page 25.

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FOURTH QUARTER 2010 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

VYVANSE – for the treatment of ADHD

•
On November 10, 2010 Shire announced that the U.S. Court of Appeals for the District of Columbia Circuit affirmed the ruling of the U.S. District Court for the District of Columbia and the US Food and Drug Administration Authority (“FDA”) to grant five-year New Chemical Entity (“NCE”) exclusivity to lisdexamfetamine dimesylate. The five-year exclusivity period for VYVANSE expires on February 23, 2012. VYVANSE is further protected by United States patents, the first of which expires on June 29, 2023. Generic manufacturers cannot submit an Abbreviated New Drug Application (“ANDA”) to the FDA until February 23, 2011 at the earliest.

•	On November 15, 2010 Shire announced that the FDA approved VYVANSE for the treatment of ADHD in adolescents aged 13 to 17.

•	On November 25, 2010 Health Canada granted approval for VYVANSE for the treatment of ADHD in adolescents and adults.

REPLAGAL – for the treatment of Fabry disease

•
REPLAGAL is the global market leader for the treatment of Fabry disease. Shire’s continuing priority is to ensure long term, uninterrupted treatment with REPLAGAL at the approved dose. New patients added in Q4 were a combination of treatment naïve patients and those who switched from the competing enzyme replacement therapy (“ERT”). The rate of addition was lower than Q3 2010, reflecting Shire’s high market share. Shire expects to have manufacturing capacity to continue uninterrupted treatment for all patients currently on REPLAGAL and to meet all anticipated demand from new and switch patients in 2011. Approval of the new manufacturing facility at LTP for REPLAGAL will allow greater inventory flexibility and Shire is working closely with the authorities toward approval.

VPRIV – for the treatment of Type 1 Gaucher disease

•
Shire has seen rapid adoption of VPRIV worldwide. There are currently over 1,000 Gaucher patients being treated with VPRIV and initiation of treatment continues. Shire anticipates being able to accommodate additional Gaucher patients at a rate that takes into consideration the return of the competitor ERT product to the market in 2011. Approval of the new manufacturing facility at LTP for VPRIV will provide substantial additional capacity. Shire’s continuing priority is ensuring long-term, uninterrupted treatment for patients on VPRIV.

FIRAZYR – for the treatment of HAE

•
In January 2011, the Committee for Medicinal Products for Human Use of the European Medicines Agency issued a positive opinion for a change in the FIRAZYR label in the EU to include self-administered subcutaneous injections in patients who are experiencing acute attacks of HAE.

Pipeline

VYVANSE – for the treatment of other non-ADHD indications

•
On January 10, 2011 Shire announced results from a study of VYVANSE (lisdexamfetamine dimesylate (or SPD 489)) assessing its effect in a model for Excessive Daytime Sleepiness (“EDS”).  In this investigational, single dose, single-site, randomized, placebo- and active-controlled study, VYVANSE was found to be statistically superior to placebo on both objective and subjective sleep measures. Statistical superiority to the active comparator 250 mg armodafinil was also found at higher VYVANSE doses. Shire plans to review potential development pathways with health authorities for VYVANSE as a possible EDS treatment option.

SPD 557 – for the treatment of refractory gastroesophageal reflux disease (“GERD”)

•
SPD 557 (or M0003) is an orally active, potent, selective 5-HT4 receptor agonist. An exploratory Phase 2 program to investigate the effect of the product on reflux episodes in patients currently treated with proton pump inhibitors was initiated in Q4 2010.

5

FIRAZYR – for the treatment of HAE

•
Prior to its acquisition by Shire, Jerini AG (“Jerini”) received a not approvable letter for FIRAZYR for use in the US from the FDA in April 2008. Shire agreed with FDA that an additional clinical study would be required before approval could be considered and that a complete response to the not approvable letter would be filed after completion of this study. Shire has now completed a Phase 3 study in patients with acute attacks of HAE, known as the FAST-3 trial, and anticipates submitting a complete response to the FDA in early 2011.

OTHER FOURTH QUARTER AND RECENT DEVELOPMENTS

Acquisition of Movetis NV

•
On November 9, 2010 Shire announced that its wholly-owned subsidiary, Shire Holdings Luxembourg S.à.r.l., had finalized the acquisition of Movetis, and had acquired all of the issued shares and warrants of Movetis. Shares in Movetis have been delisted from Euronext Brussels.

DIVIDEND

For the six months to December 31, 2010 the Board has resolved to pay an interim dividend of 10.85 US cents per ordinary share (an increase of 17% over 2009: 9.25 US cents per ordinary share).

Dividend payments will be made in Pounds Sterling to ordinary shareholders and in US Dollars to holders of American Depositary Shares. A dividend of 6.73 pence per ordinary share (2009: 5.91 pence) and 32.55 US cents per ADS (2009: 27.75 US cents) will be paid on April 7, 2011 to persons whose names appear on the register of members of the Company at the close of business on March 11, 2011.

Together with the first interim payment of 2.25 US cents per ordinary share (2009: 2.147 US cents per ordinary share), this represents total dividends for 2010 of 13.10 US cents per ordinary share (2009: 11.397 US cents per ordinary share), an increase of 15% in US Dollar terms.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999

Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280
	Matthew Cabrey (mcabrey@shire.com)	+1 484 595 8248
	Jessica Cotrone (jcotrone@shire.com)	+1 781 482 9538

Dial in details for the live conference call for investors 14:00 GMT/9:00 EST on February 10, 2011:

UK dial in:	0800 077 8492 or 0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 844 335 0351
Password/Conf ID:	855250
Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF FULL YEAR FINANCIAL RESULTS

1.           Product sales

For the year to December 31, 2010, product sales increased by 16% to $3,128.2 million (2009: $2,693.7 million) and represented 90% of total revenues (2009: 90%). On a CER basis product sales were up 17%.

Core Product sales increased by 34% (CER: up 35%) to $2,767.4 million (2009: $2,067.2 million).

Product Highlights

		Year on year growth			Exit Market Share(1)
Product	Sales $M	Sales	CER	US Rx(1)
VYVANSE	634.2	26%	26%	28%	15%
ELAPRASE	403.6	14%	16%	n/a(2)	n/a(2)
REPLAGAL	351.3	81%	87%	n/a(3)	n/a(3)
LIALDA/MEZAVANT	293.4	24%	24%	18%	20%
PENTASA®	235.9	10%	10%	-5%	15%
FOSRENOL	182.1	-1%	<1%	-16%	6%
INTUNIV	165.9	n/a(4)	n/a(4)	n/a	3%
VPRIV	143.0	n/a(4)	n/a(4)	n/a(2)	n/a(2)
FIRAZYR	11.1	82%	91%	n/a(3)	n/a(3)
RESOLOR	0.3	n/a	n/a	n/a(3)	n/a(3)
OTHER	346.6	-5%	-4%	n/a(2)	n/a(2)
Core Product sales	2,767.4	34%	35%
ADDERALL XR	360.8	-42%	-43%	-32%	7%
Total product sales	3,128.2	16%	17%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average monthly US market share in the month ended December 31, 2010.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in 2010.
(4)
INTUNIV was launched in the US in Q4 2009, (2009 sales: $5.4 million). In 2009 VPRIV generated sales from early access programs (2009 sales: $2.5 million), prior to obtaining US and EU approval in 2010.

VYVANSE – ADHD

The increase in VYVANSE product sales was driven by both an increase in VYVANSE’s market share and US ADHD market growth (12%) as well as the effect of price increases taken since Q4 2009. These factors offset the effect of higher sales deductions in 2010 due to increased Medicaid rebates principally as a result of US Healthcare Reforms.

ELAPRASE - Hunter syndrome

The growth in sales of ELAPRASE was driven by new patients commencing therapy across North America, Latin America and Europe, Middle East and Asia. On a CER basis sales grew by 16%.

REPLAGAL - Fabry disease

The 81% growth (87% on a CER basis) in REPLAGAL product sales was driven by a significant increase in demand in 2010 in all countries where REPLAGAL is sold as new patients commenced therapy and existing patients switched to REPLAGAL from a competitor product. This was attributable in part to supply shortages of that competitor product.

LIALDA/MEZAVANT – Ulcerative colitis

Product sales for LIALDA/MEZAVANT continued to grow in 2010, driven by an increase in US market share and price increases taken since Q4 2009. These factors were partly offset by higher sales deductions compared to the same period in 2009 due in part to US Healthcare Reforms.

8

PENTASA - Ulcerative colitis

Product sales of PENTASA continued to grow despite lower US prescription demand, due to the impact of price increases taken during 2010.

FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL outside the US increased by 6% primarily because of higher prescription demand partially offset by mandatory price reductions that were imposed in 2010. Product sales of FOSRENOL in the US decreased by 7% due to lower US prescription demand and higher sales deductions compared to 2009, which more than offset the effect of price increases taken since Q4 2009.

INTUNIV – ADHD

US prescription demand for INTUNIV continued to increase through 2010. INTUNIV was launched in the US in Q4 2009, and product sales in 2010 included both shipments made in 2010 and the recognition into revenue of launch stocks which had been deferred in 2009 in accordance with Shire’s accounting policies.

VPRIV – Gaucher disease

Following the grant of marketing authorization from the European Commission on August 26, 2010, VPRIV is now being reimbursed on an approved basis in several countries in the EU as well as in the US. VPRIV was approved by the FDA on February 26, 2010. Reimbursement on a pre-approval basis continues in other EU countries.

FIRAZYR – HAE

Product sales grew in line with increased volumes across markets in Europe. FIRAZYR is the first new product for HAE in Europe in 30 years and has orphan exclusivity for acute attacks of HAE in adults in the EU until 2018.

RESOLOR – Chronic Constipation

RESOLOR has generated revenues of $0.3m since acquisition in October 2010 and sales are expected to be higher in 2011 as the product is launched in additional countries and captures a full year of revenue in existing markets.

ADDERALL XR – ADHD

ADDERALL XR product sales decreased due to lower US prescription demand (following the launch of authorized generic versions in 2009, which more than offset US ADHD market growth) and higher sales deductions in 2010 (65% of branded gross sales in 2010 compared to 47% in 2009). These factors more than offset the effects of stocking in 2010 compared to destocking in 2009.

2.           Royalties

Product	Royalties to Shire $M	Year on year growth	CER
3TC® and Zeffix®	154.0	-6%	-7%
ADDERALL XR	100.3	48%	47%
Other	73.8	22%	24%
Total	328.1	12%	12%

The increase in royalty income in 2010 was primarily due to higher royalties received on sales of authorized generic versions of ADDERALL XR (ADDERALL XR royalties have been received from Impax since October 2009, and were received from Teva Pharmaceuticals Industries Ltd, at a lower rate, between April and September 2009). Royalties received for 3TC and Zeffix from GSK were lower in 2010 compared to 2009 as 3TC based treatments continue to be adversely impacted by increased competition from other products.

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3.	Financial details

Cost of product sales

	2010	% of	2009	% of
	$M	product sales	$M	product sales
Cost of product sales	463.4	15%	388.0	14%
Transfer of manufacturing from Owings Mills	(30.4)		(12.0)
Fair value adjustment for acquired inventories	-		(1.9)
Depreciation	(12.4)		(9.8)
Non GAAP cost of product sales	420.6	13%	364.3	14%

Non GAAP cost of product sales as a percentage of product sales marginally decreased. Higher gross margins from existing Core Products and the positive effect on gross margins of recently launched, higher margin products in 2010 offset lower gross margins from ADDERALL XR.

US GAAP cost of product sales increased as a percentage of product sales due to increased costs incurred on the transfer of manufacturing from Owings Mills to a third party, together with higher depreciation charges.

R&D

	2010	% of	2009	% of
	$M	product sales	$M	product sales
R&D	661.5	21%	638.3	24%
Up-front payment to Acceleron	(45.0)		-
INTUNIV license payment	-		(36.9)
Women's Health exit costs	-		(62.9)
Depreciation	(19.0)		(15.5)
Non GAAP R&D	597.5	19%	523.0	19%

Non GAAP R&D costs in 2010 increased by $74.5 million, or 14%, due to continued investment in a number of targeted R&D programs, including VYVANSE international, investigative uses of VYVANSE for new indications, Guanfacine Carrier Wave, R&D programs acquired with Movetis and other early stage development programs.

On a US GAAP basis, R&D costs in 2010 increased by $23.2 million, or 4%. Growth in US GAAP R&D costs was lower than on a Non GAAP basis principally due to the costs incurred in 2009 following agreement with Duramed to terminate development of the Women’s Health products.

SG&A

	2010	% of	2009	% of
	$M	product sales	$M	product sales
SG&A	1,526.3	49%	1,342.6	50%
Intangible asset amortization	(133.5)		(136.9)
Impairment of intangible assets	(42.7)		-
Depreciation	(62.1)		(67.7)
Non GAAP SG&A	1,288.0	41%	1,138.0	42%

Non GAAP SG&A costs in 2010 increased by $150.0 million, or 13%, primarily due to costs incurred to support the launches of INTUNIV and VPRIV, growth in new markets and the inclusion from Q4 2010 of Movetis’s operating costs following completion of the acquisition. On a US GAAP basis, SG&A costs increased by $183.7 million, or 14%.

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Gain on sale of product rights

For the year to December 31, 2010 Shire recorded gains on sale of product rights of $16.5 million (2009: $6.3 million) of which $10.4 million (2009: $nil) resulted from the re-measurement of contingent consideration receivable from the divestment of DAYTRANA to its fair value, and $6.1 million (2009: $6.3 million) from the disposal of other non-core products.

Reorganization costs

For the year to December 31, 2010 Shire recorded reorganization costs of $34.3 million (2009: $12.7 million) relating to the transfer of manufacturing from its Owings Mills facility to a third party and the establishment of an international commercial hub in Switzerland.

Integration and acquisition costs

For the year to December 31, 2010 Shire recorded integration and acquisition costs of $8.0 million (2009: $10.6 million), which in 2010 primarily related to the acquisition of Movetis and in 2009 to the integration of Jerini.

Interest expense

For the year to December 31, 2010 Shire incurred interest expense of $35.1 million (2009: $39.8 million), of which $33.5 million (2009: $33.6 million) relates to the coupon and amortization of issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Other (expense)/income, net

	2010	2009
	$M	$M
Other income, net	7.9	60.7
Gain on sale of investment in Virochem Pharma Inc. ("Virochem")	(11.1)	(55.2)
Non GAAP other (expense)/income, net	(3.2)	5.5

Non GAAP other (expense)/income, net in 2010 includes a loss of $3.6 million relating to the extinguishment of building finance obligations and in 2009 includes a gain of $5.7 million following the substantial modification of a property lease.

On a US GAAP basis, Shire recognized a gain of $11.1 million in 2010 (2009: $55.2 million) relating to the disposal of its investment in Virochem in March 2009. At the time of disposal an element of the consideration was held in escrow for twelve months pending any warranty claims. The consideration was released from escrow in March 2010, with the remaining gain being recognized in 2010.

Taxation

The effective tax rate on Non GAAP income was 23% (2009: 25%). The Non GAAP effective tax rate in 2010 is lower than 2009 due to increased profits in lower tax territories, including Switzerland following the establishment of an international commercial hub there in 2010, and an increase in US tax incentives (notably the domestic production deduction).

The effective tax rate under US GAAP was 24% (2009: 22%). The 2010 US GAAP effective tax rate is one percentage point higher than the Non GAAP equivalent due to certain expenses which have been excluded from Non GAAP income, such as the up-front payment to Acceleron, being incurred in territories with a tax rate lower than Shire’s effective rate.

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FINANCIAL INFORMATION

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Unaudited US GAAP financial position as of December 31, 2010
Consolidated Balance Sheets

	December 31,	December 31,
	2010	2009
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	550.6	498.9
Restricted cash	26.8	33.1
Accounts receivable, net	692.5	597.5
Inventories	260.0	189.7
Deferred tax asset	182.0	135.8
Prepaid expenses and other current assets	168.4	115.2

Total current assets	1,880.3	1,570.2

Non-current assets:
Investments	101.6	105.7
Property, plant and equipment, net	853.4	676.8
Goodwill	402.5	384.7
Other intangible assets, net	1,978.9	1,790.7
Deferred tax asset	110.4	79.0
Other non-current assets	60.5	10.4

Total assets	5,387.6	4,617.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,239.3	929.1
Deferred tax liability	4.4	2.9
Other current liabilities	49.6	88.0

Total current liabilities	1,293.3	1,020.0

Non-current liabilities:
Convertible bonds	1,100.0	1,100.0
Other long-term debt	7.9	43.6
Deferred tax liability	352.1	294.3
Other non-current liabilities	182.9	247.1

Total liabilities	2,936.2	2,705.0

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.2 million shares issued and outstanding (2009: 1,000 million shares authorized; and 561.5 million shares issued and outstanding)	55.7	55.6
Additional paid-in capital	2,746.4	2,677.6
Treasury stock: 14.0 million shares (2009: 17.8 million)	(276.1)	(347.4)
Accumulated other comprehensive income	85.7	149.1
Accumulated deficit	(160.3)	(622.4)

Total equity	2,451.4	1,912.5

Total liabilities and equity	5,387.6	4,617.5

13

Unaudited US GAAP results for the three months and year to December 31, 2010
Consolidated Statements of Income

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	$M	$M	$M	$M
Revenues:
Product sales	851.4	776.9	3,128.2	2,693.7
Royalties	73.6	114.7	328.1	292.5
Other revenues	6.2	1.7	14.8	21.5
Total revenues	931.2	893.3	3,471.1	3,007.7

Costs and expenses:
Cost of product sales(1)	129.7	103.1	463.4	388.0
Research and development	185.6	145.8	661.5	638.3
Selling, general and administrative(1)	419.7	368.8	1,526.3	1,342.6
Gain on sale of product rights	(12.4)	-	(16.5)	(6.3)
In-process R&D ("IPR&D")	-	1.6	-	1.6
Reorganization costs	11.0	5.6	34.3	12.7
Integration and acquisition costs	1.6	0.6	8.0	10.6
Total operating expenses	735.2	625.5	2,677.0	2,387.5

Operating income	196.0	267.8	794.1	620.2

Interest income	0.5	0.4	2.4	1.9
Interest expense	(9.5)	(9.2)	(35.1)	(39.8)
Other (expense)/income, net	(1.2)	(1.2)	7.9	60.7
Total other (expense)/income, net	(10.2)	(10.0)	(24.8)	22.8

Income from continuing operations before income taxes and equity in earnings/(losses) of equity method investees	185.8	257.8	769.3	643.0
Income taxes	(21.9)	(81.8)	(182.7)	(138.5)
Equity in earnings/(losses) of equity method investees, net of taxes	1.2	(1.7)	1.4	(0.7)
Income from continuing operations, net of tax	165.1	174.3	588.0	503.8

Loss from discontinued operations (net of income tax expense of $nil)	-	-	-	(12.4)
Net income	165.1	174.3	588.0	491.4

Add: Net loss attributable to noncontrolling interest in subsidiaries	-	-	-	0.2
Net income attributable to Shire plc	165.1	174.3	588.0	491.6

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.4 million for the three months to December 31, 2010 (2009: $0.4 million) and $1.7 million for the year to December 31, 2010 (2009: $1.7 million). SG&A costs include amortization and impairment charges of intangible assets relating to intellectual property rights acquired of $33.9 million for the three months to December 31, 2010 (2009: $35.3 million) and $176.2 million for the year to December 31, 2010 (2009: $136.9 million).

14

Unaudited US GAAP results for the three months and year to December 31, 2010
Consolidated Statements of Income (continued)

	3 months to		3 months to		Year to		Year to
	December 31,		December 31,		December 31,		December 31,
	2010		2009		2010		2009
Earnings per ordinary share – basic
Earnings from continuing operations	30.1	c	32.1	c	107.7	c	93.2	c
Loss from discontinued operations	-		-		-		(2.3c	)
Earnings per ordinary share – basic	30.1	c	32.1	c	107.7	c	90.9	c

Earnings per ADS – basic	90.3	c	96.3	c	323.1	c	272.7	c

Earnings per ordinary share – diluted
Earnings from continuing operations	29.4	c	31.2	c	105.3	c	91.9	c
Loss from discontinued operations	-		-		-		(2.2c	)
Earnings per ordinary share – diluted	29.4	c	31.2	c	105.3	c	89.7	c

Earnings per ADS – diluted	88.2	c	93.6	c	315.9	c	269.1	c

Weighted average number of shares (millions):

Basic	547.7		542.6		546.2		540.7
Diluted	590.6		584.6		590.3		548.0

15

Unaudited US GAAP results for the three months and year to December 31, 2010
Consolidated Statements of Cash Flows

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	165.1	174.3	588.0	491.4
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	-	-	-	12.4
Depreciation and amortization	66.3	72.8	255.5	250.2
Share based compensation	18.0	15.6	62.2	65.7
IPR&D	-	1.6	-	1.6
Impairment of intangible assets	-	-	42.7	-
Gain on sale of non-current investments	-	-	(11.1)	(55.2)
Gain on sale of product rights	(12.4)	-	(16.5)	(6.3)
Other	3.8	1.5	9.1	13.0
Movement in deferred taxes	(62.9)	(11.3)	(15.0)	(98.8)
Equity in (earnings)/losses of equity method investees	(1.2)	1.7	(1.4)	0.7
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	23.6	(55.9)	(114.4)	(212.3)
Increase/(decrease) in sales deduction accrual	53.6	(77.5)	222.6	134.7
Increase in inventory	(4.1)	(14.5)	(58.2)	(38.7)
Decrease/(increase) in prepayments and other current assets	28.8	38.2	(38.9)	30.1
(Increase)/decrease in other assets	(2.1)	(4.5)	(1.4)	0.8
Increase in accounts payable and other liabilities	66.4	94.9	25.9	38.6
Returns on investment from joint venture	-	-	5.8	4.9
Cash flows used in discontinued operations	-	-	-	(5.9)
Net cash provided by operating activities(A)	342.9	236.9	954.9	626.9

16

Unaudited US GAAP results for the three months and year to December 31, 2010
Consolidated Statements of Cash Flows (continued)

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	$M	$M	$M	$M

CASH FLOWS FROM INVESTING ACTIVITIES:
Movements in restricted cash	553.3	6.2	6.3	(3.9)
Purchases of subsidiary undertakings and businesses, net of cash acquired	(449.6)	(7.8)	(449.6)	(83.3)
Payments on foreign exchange contracts related to Movetis	(12.2)	-	(33.4)	-
Purchases of non-current investments	(1.9)	(0.9)	(2.9)	(0.9)
Purchases of property, plant and equipment ("PP&E")	(64.9)	(85.0)	(326.6)	(254.4)
Purchases of intangible assets	-	-	(2.7)	(7.0)
Proceeds from disposal of non-current investments, PP&E and products rights	2.2	0.5	4.3	20.2
Proceeds from disposal of subsidiary undertakings	-	-	-	6.7
Returns of equity investments and proceeds from short term investments	7.2	-	7.2	0.2
Net cash provided by/(used in) investing activities(B)	34.1	(87.0)	(797.4)	(322.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment under building finance obligation	(0.5)	(0.8)	(2.4)	(4.7)
Extinguishment of building finance obligation	-	-	(43.1)	-
Tax benefit of stock based compensation	(3.6)	16.8	6.5	16.8
Proceeds from exercise of options	9.5	11.8	11.2	14.6
Payment of facility arrangement costs	(8.0)	-	(8.0)	-
Payment of dividend	(12.2)	(11.4)	(62.0)	(54.4)
Payments to acquire shares by Employee Share Ownership Trust ("ESOT")	-	-	(1.7)	(1.0)
Net cash (used in)/provided by financing activities(C)	(14.8)	16.4	(99.5)	(28.7)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	(4.9)	(0.1)	(6.3)	4.9
Net increase in cash and cash equivalents(A) +(B) +(C) +(D)	357.3	166.2	51.7	280.7
Cash and cash equivalents at beginning of period	193.3	332.7	498.9	218.2
Cash and cash equivalents at end of period	550.6	498.9	550.6	498.9

17

Unaudited US GAAP results for the three months and year to December 31, 2010
Selected Notes to the Financial Statements

 (1) Earnings per share

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	$M	$M	$M	$M

Income from continuing operations	165.1	174.3	588.0	503.8
Loss from discontinued operations	-	-	-	(12.4)
Noncontrolling interest in subsidiaries	-	-	-	0.2

Numerator for basic EPS	165.1	174.3	588.0	491.6
Interest on convertible bonds, net of tax (1)	8.4	8.3	33.5	-

Numerator for diluted EPS	173.5	182.6	621.5	491.6

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(2)	547.7	542.6	546.2	540.7
Effect of dilutive shares:
Share based awards to employees(3)	9.7	8.8	10.9	7.3
Convertible bonds 2.75% due 2014(4)	33.2	33.2	33.2	-

Diluted	590.6	584.6	590.3	548.0

(1) For the year ended December 31, 2009 interest on the convertible bond has not been added back as the effect would be anti-dilutive.
(2) Excludes shares purchased by the ESOT and presented by Shire as treasury stock.
(3) Calculated using the treasury stock method.
(4) Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	Year to	Year to
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
	Millions(1)	Millions(1)	Millions(1)	Millions(1) (2)
Share awards out of the money	2.7	4.5	5.4	16.4
Convertible bonds 2.75% due 2014	-	-	-	33.2

(1) For the three months and years ended December 31, 2010 and 2009, certain stock options have been excluded from the calculation of diluted EPS because their exercise prices exceeded Shire plc’s average share price during the calculation period.
(2) For the year ended December 31, 2009 the ordinary shares underlying the convertible bonds have not been included in the calculation of the diluted weighted average number of shares, as the effect of their inclusion would be anti-dilutive.

18

Unaudited US GAAP results for the year to December 31, 2010
Selected Notes to the Financial Statements

 (2) Analysis of revenues

Year to December 31,	2010	2009	2010	2010
			%	% of total
	$M	$M	change	revenue
Net product sales:
Specialty Pharmaceuticals ("SP")
ADHD
VYVANSE	634.2	504.7	26%	18%
ADDERALL XR	360.8	626.5	-42%	10%
INTUNIV	165.9	5.4	n/a	5%
DAYTRANA	49.4	71.0	-30%	1%
EQUASYM	22.0	22.8	-4%	1%
	1,232.3	1,230.4	<1%	35%
GI
LIALDA/MEZAVANT	293.4	235.9	24%	8%
PENTASA	235.9	214.8	10%	7%
RESOLOR	0.3	-	n/a	<1%
	529.6	450.7	17%	16%
General products
FOSRENOL	182.1	184.4	-1%	5%
XAGRID®	87.3	84.8	3%	3%
CARBATROL®	82.3	82.4	<1%	2%
REMINYL/REMINYL XL®	42.9	42.4	1%	1%
CALCICHEW®	38.9	43.7	-11%	1%
	433.5	437.7	-1%	12%

Other product sales	23.8	19.4	23%	1%
Total SP product sales	2,219.2	2,138.2	4%	64%

Human Genetic Therapies ("HGT")
ELAPRASE	403.6	353.1	14%	12%
REPLAGAL	351.3	193.8	81%	10%
VPRIV	143.0	2.5	n/a	4%
FIRAZYR	11.1	6.1	82%	<1%
Total HGT product sales	909.0	555.5	64%	26%

Total product sales	3,128.2	2,693.7	16%	90%

Royalties:
3TC and ZEFFIX	154.0	164.0	-6%	4%
ADDERALL XR	100.3	68.0	48%	3%
Other	73.8	60.5	22%	2%
Total royalties	328.1	292.5	12%	9%

Other revenues	14.8	21.5	-31%	<1%

Total Revenues	3,471.1	3,007.7	15%	100%

19

Unaudited US GAAP results for the three months to December 31, 2010
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to December 31,	2010	2009	2010	2010
			%	% of total
	$M	$M	change	revenue
Net product sales:
SP
ADHD
VYVANSE	180.6	145.0	25%	19%
ADDERALL XR	88.9	192.3	-54%	10%
INTUNIV	42.9	5.4	n/a	5%
EQUASYM	5.7	8.7	-35%	<1%
DAYTRANA	-	18.8	n/a	n/a
	318.1	370.2	-14%	34%
GI
LIALDA/MEZAVANT	84.2	66.5	27%	9%
PENTASA	60.0	58.3	3%	6%
RESOLOR	0.3	-	n/a	<1%
	144.5	124.8	16%	16%
General products
FOSRENOL	44.7	47.2	-5%	5%
XAGRID	21.9	22.5	-3%	2%
CARBATROL	18.9	22.7	-17%	2%
CALCICHEW	9.2	10.9	-16%	1%
REMINYL/REMINYL XL	9.8	13.6	-28%	1%
	104.5	116.9	-11%	11%

Other product sales	6.4	5.1	25%	1%
Total SP product sales	573.5	617.0	-7%	62%

HGT
REPLAGAL	109.3	60.9	80%	12%
ELAPRASE	106.2	94.2	13%	11%
VPRIV	59.0	2.5	n/a	6%
FIRAZYR	3.4	2.3	48%	<1%
Total HGT product sales	277.9	159.9	74%	29%

Total product sales	851.4	776.9	10%	91%

Royalties:
3TC and ZEFFIX	38.7	43.7	-11%	4%
ADDERALL XR	14.0	52.2	-73%	2%
Other	20.9	18.8	11%	2%
Total royalties	73.6	114.7	-36%	8%

Other revenues	6.2	1.7	265%	1%

Total Revenues	931.2	893.3	4%	100%

20

Unaudited results for the year to December 31, 2010
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
Year to,	December 31, 2010	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	December 31, 2010

(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	3,471.1	-	-	-	-	3,471.1
Costs and expenses:
Cost of product sales	463.4	-	-	(30.4)	(12.4)	420.6
Research and development	661.5	-	(45.0)	-	(19.0)	597.5
Selling, general and administrative	1,526.3	(176.2)	-	-	(62.1)	1,288.0
Gain on sale of product rights	(16.5)	-	-	16.5	-	-
Reorganization costs	34.3	-	-	(34.3)	-	-
Integration & acquisition costs	8.0	-	(8.0)	-	-	-
Depreciation	-	-	-	-	93.5	93.5
Total operating expenses	2,677.0	(176.2)	(53.0)	(48.2)	-	2,399.6

Operating income	794.1	176.2	53.0	48.2	-	1,071.5

Interest income	2.4	-	-	-	-	2.4
Interest expense	(35.1)	-	-	-	-	(35.1)
Other income/(expense), net	7.9	-	-	(11.1)	-	(3.2)
Total other expense, net	(24.8)	-	-	(11.1)	-	(35.9)
Income from continuing operations before income taxes and equity in earnings of equity method investees	769.3	176.2	53.0	37.1	-	1,035.6
Income taxes	(182.7)	(38.9)	(3.5)	(13.5)	-	(238.6)
Equity in earnings of equity method investees, net of tax	1.4	-	-	-	-	1.4
Net income attributable to Shire plc	588.0	137.3	49.5	23.6	-	798.4
Impact of convertible debt, net of tax	33.5	-	-	-	-	33.5
Numerator for diluted EPS	621.5	137.3	49.5	23.6	-	831.9
Weighted average number of shares (millions) – diluted	590.3	-	-	-	-	590.3
Diluted earnings per ADS	315.9	c	69.7	c	25.1	c	12.0	c	-	422.7	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($133.5 million), impairment charge to record DAYTRANA assets at fair value less costs to sell ($42.7 million) and tax effect of adjustments;

(b)	Acquisitions and integration activities: Up-front payment to Acceleron ($45.0 million), acquisition costs ($8.0 million) primarily related to the Movetis acquisition and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($25.7 million) and dual running costs ($4.7 million) on the transfer of manufacturing from Owings Mills to a third party, gain on sale of non core product rights ($6.1 million), re-measurement of DAYTRANA contingent consideration to fair value ($10.4 million), reorganization costs ($34.3 million) on the transfer of manufacturing from Owings Mills to a third party and the establishment of an international commercial hub in Switzerland, gain on disposal of the investment in Virochem ($11.1 million) and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $93.5 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the year to December 31, 2009
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
Year to,	December 31, 2009	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	December 31, 2009

(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	3,007.7	-	-	-	-	3,007.7
Costs and expenses:
Cost of product sales	388.0	-	(1.9)	(12.0)	(9.8)	364.3
Research and development	638.3	-	(36.9)	(62.9)	(15.5)	523.0
Selling, general and administrative	1,342.6	(136.9)	-	-	(67.7)	1,138.0
Gain on sale of product rights	(6.3)	-	-	6.3	-	-
IPR&D	1.6	-	(1.6)	-	-	-
Reorganization costs	12.7	-	-	(12.7)	-	-
Integration and acquisition costs	10.6	-	(10.6)	-	-	-
Depreciation	-	-	-	-	93.0	93.0
Total operating expenses	2,387.5	(136.9)	(51.0)	(81.3)	-	2,118.3

Operating income	620.2	136.9	51.0	81.3	-	889.4

Interest income	1.9	-	-	-	-	1.9
Interest expense	(39.8)	-	-	-	-	(39.8)
Other income/(expense), net	60.7	-	-	(55.2)	-	5.5
Total other income/(expense), net	22.8	-	-	(55.2)	-	(32.4)
Income from continuing operations before income taxes and equity in losses of equity method investees	643.0	136.9	51.0	26.1	-	857.0
Income taxes	(138.5)	(38.8)	(16.2)	(20.7)	-	(214.2)
Equity in losses of equity method investees, net of tax	(0.7)	-	-	-	-	(0.7)
Income from continuing operations, net of tax	503.8	98.1	34.8	5.4	-	642.1
Loss from discontinued operations	(12.4)	-	-	12.4	-	-
Net income	491.4	98.1	34.8	17.8	-	642.1
Add: Net loss attributable to noncontrolling interest in subsidiaries	0.2	-	-	-	-	0.2
Net income attributable to Shire plc	491.6	98.1	34.8	17.8	-	642.3
Impact of convertible debt, net of tax (1)	-	33.6	-	-	-	33.6
Numerator for diluted EPS	491.6	131.7	34.8	17.8	-	675.9
Weighted average number of shares (millions) – diluted(1)	548.0	33.1	-	-	-	581.1
Diluted earnings per ADS	269.1	c	52.6	c	18.0	c	9.2	c	-	348.9	c

(1)	The impact of convertible debt, net of tax has a dilutive effect on a Non GAAP basis.

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($136.9 million) and tax effect of adjustment;
(b)
Acquisitions & integration activities: Inventory fair value adjustment related to the acquisition of Jerini ($1.9 million); payment on amendment of INTUNIV in-licence agreement ($36.9 million); IPR&D charge in respect of Jerini ($1.6 million), costs associated with the integration and acquisition of Jerini and EQUASYM ($10.6 million); and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($12.0 million) and reorganization costs ($12.7 million) for the transition of manufacturing from Owings Mills to a third party; costs associated with the agreement to terminate Women’s Health products with Duramed ($62.9 million); gain on disposal of non-core product rights ($6.3 million); gain on disposal of investment in Virochem ($55.2 million); discontinued operations in respect of non core Jerini operations ($12.4 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $93.0 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

22

Unaudited results for the three months to December 31, 2010
Non GAAP reconciliation

	US GAAP		Adjustments							Non GAAP
3 months to,	December 31, 2010		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations		Reclassify depreciation	December 31, 2010

			(a)		(b)		(c)		(d)
	$M		$M		$M		$M		$M	$M
Total revenues	931.2		-		-		-		-	931.2

Costs and expenses:
Cost of product sales	129.7		-		-		(8.5)		(3.8)	117.4
Research and development	185.6		-		-		-		(7.4)	178.2
Selling, general and administrative	419.7		(33.9)		-		-		(13.0)	372.8
Gain on sale of product rights	(12.4)		-		-		12.4		-	-
Reorganization costs	11.0		-		-		(11.0)		-	-
Integration and acquisition costs	1.6		-		(1.6)		-		-	-
Depreciation	-		-		-		-		24.2	24.2
Total operating expenses	735.2		(33.9)		(1.6)		(7.1)		-	692.6

Operating income	196.0		33.9		1.6		7.1		-	238.6

Interest income	0.5		-		-		-		-	0.5
Interest expense	(9.5)		-		-		-		-	(9.5)
Other expense, net	(1.2)		-		-		-		-	(1.2)
Total other expense, net	(10.2)		-		-		-		-	(10.2)
Income from continuing operations before income taxes and equity in income of equity method investees	185.8		33.9		1.6		7.1		-	228.4
Income taxes	(21.9)		(9.8)		-		(4.4)			(36.1)
Equity in income of equity method investees, net of tax	1.2		-		-		-		-	1.2
Net income attributable to Shire plc	165.1		24.1		1.6		2.7		-	193.5
Impact of convertible debt, net of tax	8.4		-		-		-		-	8.4
Numerator for diluted EPS	173.5		24.1		1.6		2.7		-	201.9
Weighted average number of shares (millions) – diluted	590.6		-		-		-		-	590.6
Diluted earnings per ADS	88.2	c	12.2	c	0.8	c	1.4	c	-	102.6	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($33.9 million), and tax effect of adjustments;
(b)	Acquisition and Integration activities: Costs associated with the acquisition of Movetis ($1.6 million) and tax effect of adjustment;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($7.4 million) and dual running costs ($1.1 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($10.4 million), gain on sale of non-core product rights ($2.0 million), reorganization costs ($11.0 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $24.2 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

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Unaudited results for the three months to December 31, 2009
Non GAAP reconciliation

	US GAAP		Adjustments							Non GAAP
3 months to,	December 31, 2009		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations		Reclassify depreciation	December 31, 2009

			(a)		(b)		(c)		(d)
	$M		$M		$M		$M		$M	$M
Total revenues	893.3		-		-		-		-	893.3

Costs and expenses:
Cost of product sales	103.1		-		-		(4.5)		(0.4)	98.2
Research and development	145.8		-		-		2.1		(4.2)	143.7
Selling, general and administrative	368.8		(35.3)		-		-		(18.4)	315.1
IPR&D	1.6		-		(1.6)		-		-	-
Reorganization costs	5.6		-		-		(5.6)		-	-
Integration and acquisition costs	0.6		-		(0.6)		-		-	-
Depreciation	-		-		-		-		23.0	23.0
Total operating expenses	625.5		(35.3)		(2.2)		(8.0)		-	580.0

Operating income	267.8		35.3		2.2		8.0		-	313.3

Interest income	0.4		-		-		-		-	0.4
Interest expense	(9.2)		-		-		-		-	(9.2)
Other expense, net	(1.2)		-		-		-		-	(1.2)
Total other expense, net	(10.0)		-		-		-		-	(10.0)
Income from continuing operations before income taxes and equity in losses of equity method investees	257.8		35.3		2.2		8.0		-	303.3
Income taxes	(81.8)		(9.8)		-		(2.9)		-	(94.5)
Equity in losses of equity method investees, net of tax	(1.7)		-		-		-		-	(1.7)
Net income attributable to Shire plc	174.3		25.5		2.2		5.1		-	207.1
Impact of convertible debt, net of tax	8.3		-		-		-		-	8.3
Numerator for diluted EPS	182.6		25.5		2.2		5.1		-	215.4
Weighted average number of shares (millions) – diluted	584.6		-		-		-		-	584.6
Diluted earnings per ADS	93.6	c	13.1	c	1.1	c	2.7	c	-	110.5	c

The following items are included in Adjustments:
(a)	Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($35.3 million), and tax effect of adjustment;
(b)	Acquisitions & integration activities: IPR&D charge in respect of Jerini ($1.6 million); costs associated with the integration of Jerini ($0.6 million) and tax effect of adjustments;
(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($4.5 million)  and reorganization costs ($5.6 million) for the transition of manufacturing from Owings Mills to a third party; release of accrual for costs associated with agreement to terminate Women’s Health products with Duramed ($2.1 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $23.0 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

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Unaudited results for the three months and year to December 31, 2010
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to December 31,		Year to December 31,
	2010	2009	2010	2009
	$M	$M	$M	$M
Net cash provided by operating activities	342.9	236.9	954.9	626.9
Tax and interest payments, net	51.3	32.0	352.9	252.7
Payments for acquired and in-licensed products	-	-	45.0	36.9
Non GAAP cash generation	394.2	268.9	1,352.8	916.5

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cashflow:

	3 months to December 31,		Year to December 31,
	2010	2009	2010	2009
	$M	$M	$M	$M
Net cash provided by operating activities	342.9	236.9	954.9	626.9
Payment for acquired and in-licensed products	-	-	45.0	36.9
Capital expenditure excluding LTP acquisition	(64.9)	(85.0)	(204.7)	(254.4)
Non GAAP free cash flow	278.0	151.9	795.2	409.4

Net debt comprises:

	December, 31	December, 31
	2010	2009
	$M	$M
Cash and cash equivalents	550.6	498.9
Restricted cash	26.8	33.1

Convertible bonds	(1,100.0)	(1,100.0)
Building finance obligation	(8.4)	(46.7)
Net Debt	(531.0)	(614.7)

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NOTES TO EDITORS

Strategy

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder, human genetic therapies and gastrointestinal diseases as well as opportunities in other specialty therapeutic areas to the extent they arise through acquisitions. Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights. Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of Shire’s Specialty Pharmaceuticals and Human Genetic Therapies products, as well as the ability to secure new products for commercialization and/or development; government regulation of Shire’s products; Shire’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on Shire’s products; Shire’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; Shire’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income from continuing operations before income taxes and earnings of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; Non GAAP cash generation; Non GAAP free cashflow and net debt. These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

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The following items, including their tax effect, have been excluded from both 2010 and 2009 Non GAAP earnings, and from our 2011 Outlook:

Amortization and asset impairments:

•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:

•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Non-controlling interest in consolidated variable interest entities.

Divestments, re-organizations and discontinued operations:

•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income / (losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, Research and development and Selling, general and administrative costs in our US GAAP results, has been separately disclosed for the presentation of 2009 and 2010 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cashflow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 21 to 25.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2010 results using average 2009 foreign exchange rates for the relevant period.

Average exchange rates for the year to December 31, 2010 were $1.55:£1.00 and $1.33:€1.00 (2009: $1.57:£1.00 and $1.39:€1.00). Average exchange rates for Q4 2010 were $1.58:£1.00 and $1.36:€1.00 (2009: $1.63:£1.00 and $1.48:€1.00).

TRADEMARKS

All trademarks ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a trademark of Ferring A/S Corp, and REMINYL® and REMINYL XL™, which are trademarks of Johnson & Johnson outside the UK and Republic of Ireland (and trademarks of Shire in the UK and Republic of Ireland). Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the three months ended September 30, 2010.

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